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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (a) January 31, 1997, on the consolidated financial statements and schedule of Irvine Apartment Communities, L.P., and (b) November 1, 1997, on the balance sheet of IAC Capital Trust, in Amendment No. 1 to the Registration Statement (Form S-11) and related Prospectus of IAC Capital Trust and Irvine Apartment Communities, L.P. filed on December 18, 1997.


                                          ERNST & YOUNG LLP

Newport Beach, California

December 17, 1997